UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2025 (June 24, 2025)

Karbon-X Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-56002	82-2882342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1720 54- 5 Ave SW, Calgary, Alberta Canada	T2P 3S2
(Address of Principal Executive Offices)	(Zip Code)

(778) 256-5730

Registrant’s telephone number, including area code

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) dated May 14, 2025, Karbon-X Corp. (the “Company”) entered agreement with Allcot AG (“Allcot”) pursuant to which certain assets of Allcot (the “Projects”) would be sold and transferred to the Company with the intention to save those projects and the employments of multiple people in several countries.

The Projects that Allcot is developing affect directly and indirectly more than 30,000 people in the Global South by giving them the opportunity to protect their territories as well as have a decent income.

Allcot is currently under provisional moratorium pursuant to Articles 293 et seq. of the Swiss Debt Collection and Bankruptcy Act (SchKG) (“Composition Proceedings”). A condition precedent to the entry into and effectiveness of the Asset Purchase Agreement was the formal approval of the transaction by Kantonsgericht Zug (“Composition Court”) .

On June 24, 2025 the Composition Court approved the Asset Purchase Agreement, as well as the addenda dated 6, 11, and 17 June 2025. Accordingly AllCot was officially authorized, under Art. 298 para. 2 of the Swiss Debt Enforcement and Bankruptcy Law (SchKG), to sell the Projects defined in the Asset Purchase Agreement.

The purchase price for the assets is $314,369.85, payable at closing of the transaction. The closing occurred on June 27, 2025.

The precise terms of the Asset Purchase Agreement are set forth in Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits

Exhibits

The following Exhibits are included herein:

Exhibit No.	Description
10.1	Asset Purchase Agreement dated May 14, 2025, between Karbon-X Corp. (the “Company”) and Allcot AG
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Karbon-X Corp.

/s/ Chad Clovis
Chad Clovis Chief Executive Officer

Date: June 27, 2025

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